Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our Auditors’ report, dated March 31, 2021, accompanying the audited consolidated financial statements for the year ended December 31, 2020 and 2019 of Flexible Solutions International, Inc. We hereby consent to the incorporation by reference of such report in the Company’s registration statements on Form S-8 (File No’s. 333-139815 and 333-176556).

Smythe LLP

Chartered Professional Accountants

Vancouver, Canada
March 31, 2021